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HiEnergy Technologies, Inc.

                                  PRESS RELEASE
                                  FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
HiEnergy Technologies, Inc.
(949) 757-0855
hienergy@hienergyinc.com

HIENERGY TECHNOLOGIES, INC. APPOINTS NEW MEMBERS TO ITS BOARD OF DIRECTORS

IRVINE, California, August 9, 2004 - HiEnergy Technologies, Inc. (OTCBB: HIET) is pleased to announce the appointments of Mr. William A. Nitze, Mr. Peter J. Le Beau and Col. William J. Lacey, Jr. to its Board of Directors.

Mr. William Nitze served as an Assistant Administrator of the Environmental Protection Agency (EPA) for International Activities during the Clinton Administration (1994-2001) and Deputy Assistant Secretary of State for the Environment in the Reagan and Bush Administrations (1987-90). He is a graduate of Harvard College and Oxford University (UK) and received a J. D. degree from Harvard Law School. After a brief practice at the law offices of Sullivan and Cromwell in New York, he spent 14 years with Mobil Oil as a legal counsel, 4 years of which were spent in Japan. Mr. Nitze is currently President of Gemstar Group, Inc. (Global Environmental Market Solutions through Technology And Reform), which was founded in May 2001 to work with partners around the world in implementing market-based approaches to global environmental problems. As President of the Alliance to Save Energy, Mr. Nitze led a broad coalition to promote energy efficiency. Mr. Nitze is also founder of the Alliance's Business Council for Sustainable Energy. He strengthened the EPA's international role by implementing NAFTA into several bi-national commissions, which he co-chaired with Vice President Al Gore. He instituted a formal working relationship among the Department of Defense, the Department of Energy and EPA on environmental security issues.

Mr. Peter Le Beau has extensive experience in commercial finance and investment banking (including structured finance, private/public asset-based financing, operating and leveraged leasing, debt and equity placements, mergers and acquisitions, and research and analysis), with a strong emphasis on the aviation and aerospace industries. He currently serves as Director of Capital Markets for Residual Based Finance Corporation, a finance company involved in the acquisition of commercial aircraft and engines. At Residual Based Finance Corporation, Mr. Le Beau was involved in the structuring and placement of a $400 million private equity fund focused on the acquisition of commercial aircraft and engines. Previously, he served as Senior Vice President of Finance with ComJet Aviation Leasing Corp. (2001-2002), Director of Commercial Aviation Finance with Summit Bank (1998-2001), Senior Vice President with Peravia
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Associates (1994- 1998), Vice President & CFO with American Airlease Corporation
(1989-1991), Vice President - Aerospace Division with Irving Trust Company (1987-1989), and Vice President - Aerospace Division with Marine Midland Bank (1979-1989). From 1992 to 1994, Mr. Le Beau was a principal of Aviation
Financing Information System, which developed and pre-marketed an on-line, PC-based, global information system designed to create an efficient secondary trading vehicle for commercial aircraft and commercial aircraft related financial assets.

Colonel William J. Lacey, Jr., U.S. Army (ret.), has thirty years of progressive and diversified responsibility within Department of Defense (DoD) management, including senior executive level DoD and congressional relations, program management, test design and analysis, and program development and administration. Fifteen of those years, included direct involvement in the research and development, test and evaluation of major weapons systems, including the successful M1 Tank program for which he was directly responsible for test design, conduct and evaluation. Col. Lacey also served as the Military Assistant for Major Weapons Systems to the Director, Operational Test and Evaluation (Assistant Secretary of Defense level Presidential appointee), where he was responsible for evaluating numerous major weapon systems and working closely within the Office of the Secretary of Defense and with congressional staff in order to win support in Congress for weapons programs. Mr. Lacey also served as U.S. Army's staff focal point for coordination of all Operational Testing, Force Development Testing and Joint Testing. This involved developing, programming and defending the Army's entire operational testing budget and also managed the Army's Development and Acquisition of Threat Simulators (ADATS) Program.

Col. Lacey is also a highly successful business development executive with broad experience in government and commercial sector programs as well as new, high technology product market development and marketing. Col. Lacey is currently employed by Technology Team, Inc. (2001-present) where he has been supporting the DoD's Office of Partnership for Peace Information Management System in the role of Program Manager/Regional Specialist and Senior Policy Analyst in areas such as counter terrorism, mine detection, border control, military medicine, nuclear, chemical and biological weapons defense, weapons of mass destruction protection and resource protection, and managing the Office's relations with the DoD, NATO, non-aligned supporting countries, Army National Guard and Reserves, and the American educational community. Prior to Technology Team, Col. Lacey served as Vice President of Integrated Concepts & Research Corporation (1999-2001), an Alexandria, VA, based engineering firm, providing technological support to the DoD on the testing and evaluation of modern combat weapons systems and vehicles. Four years prior, as President of Militec, Inc. he substantially expanded Militec's pentration into the government sector as well as its commercial and industrial reach into national and international markets. As Business Development Manager for telecommunications business for EWA, Inc. and LCC, Inc., Col. Lacey oversaw the marketing activities and directly interfaced with two large US wireless carriers and numerous other US and foreign operators and regulators.

Col. Lacey also has a distinguished service to his country, having served in combat as a Special Forces Officer. Col. Lacey was the manager of operations of a 17,000 man unit, the 3rd Infantry Division in Germany during the Vietnam
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conflict and he was awarded two Silver Stars for valor, four Bronze Stars for valor and service and two Purple Hearts for wounds sustained while in combat. Col. Lacey was also awarded the Legion of Merit.

"We are very pleased to have these experienced and accomplished individuals join our Board," said Dr. Bogdan Maglich, Chairman of the Board of HiEnergy Technologies, Inc. "Col. Lacey, Mr. Le Beau and Mr. Nitze have unique skills and bring with them a wealth of experience in markets and disciplines that will benefit our Company as it evolves."

The appointments of Mr. Nitze and Col. Lacey were to fill the vacancies left by the resignation of former Directors, Whitney Stanbury and Robert Drysdale, respectively. Mr. Le Beau's appointment filled a vacancy that arose when the number of members designated to serve on the Board was expanded from five to six, at yesterday's Board meeting. In addition to the new appointments to the Board of Directors, the Company announces that Mr. Peter Le Beau and David R. Baker have been appointed, and have agreed, to serve on HiEnergy's Audit Committee, of which Mr. La Beau will serve as Chairman.

Following the changes to the Board of Directors effectuated by the Company yesterday, we have six current members of the Board of Directors, who are:
Bogdan C. Maglich, David R. Baker, and Harb S. al-Zuhair, William J. Lacey, Jr., William A. Nitze and Peter J. Le Beau.

ABOUT HIENERGY TECHNOLOGIES, INC.

HiEnergy Technologies, Inc. ("HiEnergy" or the "Company") is a nuclear technologies-based company focused on the research and development of proprietary neutron-based "stoichiometric" sensor devices, which have the ability to determine automatically, whether an object or container carries dangerous or illicit selected substances, such as explosives, biological agents or illicit drugs. HiEnergy's primary focus is currently on the commercialization of the Company's prototype device called the "CarBomb Finder", which it intends to market to governmental and private entities as well as distribute through industry partners. Additionally, the Company continues to be focused on the research and development of additional applications of its technologies and the further exploitation of its technology assets both internally and through potential licensing and collaboration arrangements with third parties.

FORWARD-LOOKING STATEMENTS

Any statements made in this press release which are not historical facts contain certain forward-looking statements, as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.
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These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward looking statements. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. In addition to the risks described above, additional risks affecting our Company can be found in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.